UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2015 (July 16, 2015)

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 16, 2015, Alpha Natural Resources, Inc. (the “Company”) received notice from the New York Stock Exchange, Inc. (the “NYSE”) that the staff of NYSE Regulation, Inc. (“NYSE Regulation”) has determined to commence proceedings to delist the common stock of the Company (symbol “ANR”) from the NYSE. Trading of the Company’s common stock on the NYSE was suspended at the market open on July 16, 2015.

NYSE Regulation determined that the Company is no longer suitable for listing pursuant to Section 802.01D of the NYSE Listed Company Manual, based on a finding that the trading price of the Company’s common stock is “abnormally low.”

NYSE Regulation has informed the Company that its application to the U.S. Securities and Exchange Commission (the “SEC”) to delist the Company’s common stock is pending, subject to completion of applicable procedures, including any appeal by the Company of NYSE Regulation’s decision. The Company is presently considering what actions, if any, it may take in response to the decision.

The Company’s common stock resumed trading on the OTC Pink market under the ticker symbol “ANRZ” on July 17, 2015.

Item 8.01    Other Events.

On July 16, 2015, the Company issued a press release announcing the NYSE’s suspension of trading and commencement of delisting proceedings, as described in Item 3.01. A copy of this press release is attached as Exhibit 99.1 to this report.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibit.

Exhibit No.	Description
99.1	Press Release, dated July 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

Date: July 17, 2015	By:	/s/ William L. Phillips III
Name: William L. Phillips III
Title: Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated July 16, 2015